FOR IMMEDIATE RELEASE

For Further Information:

Zweig Funds Shareholder Services

(800) 272-2700

zweig@virtus.com

THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION

- SECTION 19A NOTICE

NEW YORK, July 19, 2012 – The Board of Directors of The Zweig Fund, Inc. (NYSE: ZF) declared a distribution of $0.206 per share to shareholders of record on July 12, 2012, payable July 19, 2012, under the current Managed Distribution Plan that pays 6 percent of the fund’s net asset value (“NAV”) on an annualized basis.

On June 26, 2012, ZF announced a 1-for-4 reverse stock split of the issued and outstanding shares effective as of the start of trading on June 27, 2012. The reverse stock split will result in a higher per share market price for the fund’s common shares. The fund will retain its trading symbol but has been assigned a new CUSIP number.

The following is a required Section 19A notice:

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the fund’s SEC Exemptive Order under Section 19(b) as follows:

Distribution Estimates	June 2012 (QTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.019	9.5%	$0.024	9.2%
Net Realized Short-Term Capital Gains	0.075	36.3%	0.046	17.5%
Net Realized Long-Term Capital Gains	-	0.0%	-	0.0%
Return of Capital (or other Capital Source)	0.112	54.2%	0.191	73.3%
Total Distribution	$0.206	100.0%	$0.261	100.0%

(1)	YTD February 1, 2012 to January 9, 2013. (The distribution paid on January 9, 2012 was reportable for tax on Form 1099 in 2011)

The fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the

Zweig Fund - 2

fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Information regarding the fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the fund’s NAV and not the market price of the fund’s shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended June 29, 2012 (2)	0.57%
Current Fiscal YTD Annualized Distribution Rate (3)	7.98%

YTD Cumulative Total Return on NAV (4)	6.43%
YTD Cumulative Distribution Rate (5)	3.99%

(2)	Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the fund’s NAV as of June 29, 2012.

(4)	YTD Cumulative Total Return on NAV is the percentage change in the fund’s NAV from January 1, 2012 to June 29, 2012, including distributions paid and assuming reinvestment of those distributions.

(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2012 to June 29, 2012 as a percentage of the fund’s NAV as of June 29, 2012.

The Zweig Fund, Inc. is a closed-end fund advised by Zweig Advisers LLC. For more information on the fund, please contact Shareholder Services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZF Cusip: 989834205

Zweig Advisers LLC | 900 Third Avenue | New York, NY 10022-4793

FOR IMMEDIATE RELEASE

For Further Information:

Zweig Funds Shareholder Services

(800) 272-2700

zweig@virtus.com

THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION

- SECTION 19A NOTICE

NEW YORK, October 18, 2012 – The Board of Directors of The Zweig Fund, Inc. (NYSE: ZF) declared a distribution of $0.213 per share to shareholders of record on October 11, 2012, payable October 18, 2012, under the current Managed Distribution Plan that pays 6 percent of the fund’s net asset value (“NAV”) on an annualized basis.

The following is a required Section 19A notice:

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the fund’s SEC Exemptive Order under Section 19(b) as follows:

Distribution Estimates	September 2012 (QTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.030	13.8%	$0.051	10.7%
Net Realized Short-Term Capital Gains	0.083	39.2%	0.117	24.6%
Net Realized Long-Term Capital Gains	-	0.0%	-	0.0%
Return of Capital (or other Capital Source)	0.100	47.0%	0.306	64.7%
Total Distribution	$0.213	100.0%	$0.474	100.0%

(1)	YTD February 1, 2012 to January 9, 2013. (The distribution paid on January 9, 2012 was reportable for tax on Form 1099 in 2011)

The fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Zweig Fund - 2

Information regarding the fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the fund’s NAV and not the market price of the fund’s shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended September 30, 2012 (2)	1.17%
Current Fiscal YTD Annualized Distribution Rate (3)	7.08%

YTD Cumulative Total Return on NAV (4)	11.90%
YTD Cumulative Distribution Rate (5)	5.31%

(2)	Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the fund’s NAV as of September 28, 2012.

(4)	YTD Cumulative Total Return on NAV is the percentage change in the fund’s NAV from January 1, 2012 to September 30, 2012, including distributions paid and assuming reinvestment of those distributions.

(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2012 to September 30, 2012 as a percentage of the fund’s NAV as of September 28, 2012.

The Zweig Fund, Inc. is a closed-end fund advised by Zweig Advisers LLC. For more information on the fund, please contact Shareholder Services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZF Cusip: 989834205

Zweig Advisers LLC | 900 Third Avenue | New York, NY 10022-4793

FOR IMMEDIATE RELEASE

For Further Information:

Zweig Funds Shareholder Services

(800) 272-2700

zweig@virtus.com

THE ZWEIG FUND, INC. DISCLOSES SOURCES OF DISTRIBUTION

- SECTION 19A NOTICE

NEW YORK, January 9, 2013 – The Board of Directors of The Zweig Fund, Inc. (NYSE: ZF) declared a distribution of $0.208 per share to shareholders of record on December 31, 2012, payable January 9, 2013, under the current Managed Distribution Plan that pays 6 percent of the fund’s net asset value (“NAV”) on an annualized basis.

The following is a required Section 19A notice:

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s Managed Distribution Plan.

This notice discloses information on the sources of the distribution as required by SEC Rule 19(a) of the Investment Company Act of 1940 and the fund’s SEC Exemptive Order under Section 19(b) as follows:

Distribution Estimates	December 2012 (QTD)		Year-to-date (YTD) (1)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.032	15.4%	$0.085	12.4%
Net Realized Foreign Currency Gains	0.014	6.9%	0.013	1.9%
Net Realized Short-Term Capital Gains	0.162	77.7%	0.277	40.6%
Net Realized Long-Term Capital Gains	-	0.0%	-	0.0%
Return of Capital (or other Capital Source)	-	0.0%	0.307	45.1%
Total Distribution	$0.208	100.0%	$0.682	100.0%

(1)	YTD February 1, 2012 to January 9, 2013. (The distribution paid on January 9, 2012 was reportable for tax on Form 1099 in 2011)

The fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Zweig Fund - 2

Information regarding the fund’s performance and distribution rates is set forth below. Please note that all performance figures are based on the fund’s NAV and not the market price of the fund’s shares. Performance figures are not meant to represent individual shareholder performance.

Average Annual Total Return on NAV for the 5-year period ended December 31, 2012 (2)	1.01%
Current Fiscal YTD Annualized Distribution Rate (3)	6.96%

YTD Cumulative Total Return on NAV (4)	11.41%
YTD Cumulative Distribution Rate (5)	6.96%

(2)	Average Annual Total Return on NAV is the annual compound return for the five year period. It reflects the change in the fund’s NAV and reinvestment of all distributions.

(3)	Current Fiscal YTD Annualized Distribution Rate is the Cumulative Distribution Rate annualized as a percentage of the fund’s NAV as of December 31, 2012.

(4)	YTD Cumulative Total Return on NAV is the percentage change in the fund’s NAV from January 1, 2012 to December 31, 2012, including distributions paid and assuming reinvestment of those distributions.

(5)	YTD Cumulative Distribution Rate is the dollar value of distributions from January 1, 2012 to December 31, 2012 as a percentage of the fund’s NAV as of December 31, 2012.

The Zweig Fund, Inc. is a closed-end fund advised by Zweig Advisers LLC. For more information on the fund, please contact Shareholder Services at 800.272.2700, by email at zweig@virtus.com, or visit us on the web at www.virtus.com.

ZF Cusip: 989834205

Zweig Advisers LLC | 900 Third Avenue | New York, NY 10022-4793